Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute GARY R. CHADICK, PATRICK E. ALLEN and TATUM J. BUSE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and any amendments thereto.

Signature	Title	Date

/s/ Clayton M. Jones	Non-Executive Chairman of the Board	November 12, 2013
Clayton M. Jones

/s/ Robert K. Ortberg	Director, Chief Executive Officer and President	November 12, 2013
Robert K. Ortberg

/s/ Anthony J. Carbone	Director	November 12, 2013
Anthony J. Carbone

/s/ Chris A Davis	Director	November 12, 2013
Chris A. Davis

/s/ Ralph E. Eberhart	Director	November 12, 2013
Ralph E. Eberhart

/s/ John A. Edwardson	Director	November 12, 2013
John A. Edwardson

/s/ David Lilley	Director	November 12, 2013
David Lilley

/s/ Andrew J. Policano	Director	November 12, 2013
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 12, 2013
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	November 12, 2013
Jeffrey L. Turner